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                                                                     EXHIBIT 99

Informational Statement dated September 13, 1997, of Darden Restaurants, Inc.




                     DARDEN RESTRUCTURES CANADIAN OPERATIONS

ORLANDO, FL - Launching a new plan to strengthen performance of its Canadian operations, Darden Restaurants Inc. today closed 15 underperforming Red Lobster restaurants and 11 Olive Gardens in Canada. The move follows Darden's recent decision to end negotiations with potential franchise partners.

"We are committed to a strong business in Canada. This difficult decision was made to maximize the performance of the many strong restaurants we have there," said Darden CEO Joe Lee. "The restaurants we're closing had sustained long-term poor financial performance, despite the terrific efforts of our outstanding employees there."

"We are committed to continuing to operate our strongest Canadian restaurants and we are confident that this decision will benefit both our dedicated employees in those restaurants as well as our shareholders."

Darden, the largest casual dining company in the U.S., continues to operate 40 restaurants in Canada.


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